                         AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION dated      , 1997 (the "Agreement")
between SunAmerica Equity Funds, a Massachusetts business trust ("Equity Funds"), on behalf of its Global Balanced Fund ("Global Balanced"), and Style Select Series, Inc., a Maryland corporation ("Style Select"), on behalf of its International Equity Portfolio ("International Equity").

                                 W I T N E S S E T H:

      WHEREAS, Global Balanced is a separate, non-diversified series of Equity Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, International Equity is a separate series of Style Select, a non-diversified, open-end management investment company registered under the 1940 Act; and

      WHEREAS, the Board of Trustees of Equity Funds and the Board of Directors of Style Select have determined that it is advisable that Global Balanced sell all of its assets to International Equity in exchange for Class A and Class B shares of common stock of International Equity (the "Issued Shares"), that International Equity assume all of the liabilities of Global Balanced, on the terms and conditions hereinafter set forth and that the Issued Shares be distributed to shareholders of Global Balanced in liquidation thereof (the "Sale") and in accordance with the applicable provisions of the 1940 Act, the Declaration of Trust of Equity Funds, the Articles of Incorporation of Style Select, and the laws of the Commonwealth of Massachusetts and the State of Maryland, and have duly approved this Agreement; and

      WHEREAS, it is intended that this Agreement constitute a Plan of Reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

      1. AGREEMENT OF SALE. At the Effective Date (as hereinafter defined), Global Balanced shall transfer all the business and assets of Global Balanced and assign all the liabilities of Global Balanced to International Equity, and International Equity shall acquire all such business and assets of Global Balanced in exchange for assumption of such liabilities and delivery to Global Balanced by International Equity of a number (both full and fractional) of Issued Shares having an aggregate net asset value (calculated in accordance with the description of the net asset value in the then-current Prospectus of International Equity) equal to the aggregate net asset value of Global Balanced (calculated in accordance with the description of the net value in the then-current Prospectus of Global Balanced). The net asset value of the Class A and B shares of each of International Equity and Global Balanced shall be determined separately for purposes of Section 2 hereof.

      All debts, liabilities and duties of Global Balanced, to the extent they exist at or after the Effective Date, shall after the Effective Date attach to International Equity, and may be enforced against International Equity to the same extent as if the same had been incurred by International Equity.

      2. LIQUIDATION OF GLOBAL BALANCED AND DISTRIBUTION OF ITS ASSETS. Immediately after the Effective Date, (a) the Issued Shares received by Global Balanced pursuant to Section 1 hereof will be distributed to the shareholders of Global Balanced in exchange for their Class A and Class B shares ("Exchanged Shares") in Global Balanced, such that each shareholder of Global Balanced shall receive a number of full and fractional Issued Shares of the same class as, and having, at the Effective Date, an aggregate net asset value equal to the aggregate net asset value of, the Exchanged Shares held by such shareholder at the Effective Date, (b) the Exchanged Shares will thereupon be canceled on the books of the Trust, and (c) Equity Funds will file with the Secretary of State of the Commonwealth of Massachusetts a Certificate of Termination terminating Global Balanced Fund. The net asset value of the Issued Shares and of the Exchanged Shares will be calculated as provided in Section 1 hereof.

      The distribution of the Issued Shares to the shareholders of Global Balanced will be accomplished by the establishment of an open account on the share records of International Equity in the name of each shareholder of Global Balanced and representing the respective pro rata number of Issued Shares of the same class as, and equal in value to the value of, the Exchanged Shares held by such shareholder at the Effective Date. Exchanged Shares held in an open account with State Street Bank and Trust Company, or such other bank or trust company as is, at the Effective Date, the transfer agent of Global Balanced, will automatically become the number of Issued Shares provided for above and be held in an open account with State Street Bank and Trust Company, or such other bank or trust company, in its capacity as the transfer agent of International Equity.

      International Equity shall not issue certificates representing its shares in connection with such exchange. With respect to any Global Balanced shareholder holding Global Balanced receipts for shares as of the Effective Date, until International Equity is notified by Equity Funds' transfer agent that such shareholder has surrendered his or her outstanding Global Balanced receipts for shares or, in the event of lost, stolen or destroyed receipts for shares, posted adequate bond or submitted a lost certificate form, as the case may be, International Equity will not permit such shareholder to (1) receive dividends or other distributions on International Equity shares in cash (although such dividends and distributions shall be credited to the account of such shareholder established on International Equity's books as described above, as provided in the next sentence), (2) exchange International Equity shares credited to such shareholder's account for shares of other SunAmerica sponsored funds as provided in the prospectus of International Equity, or (3) pledge or redeem such shares. In the event that a shareholder is not permitted to receive dividends or other distributions on International Equity shares in cash as provided in the preceding sentence, International Equity shall pay such dividends or other distributions in additional International Equity shares, notwithstanding any election such shareholder shall have made previously with respect to the payment of dividends or other distributions on shares of Global Balanced. Global Balanced will, at its expense, request its shareholders to surrender their outstanding Global Balanced receipts for shares, post adequate bond or submit a lost certificate form, as the case may be.

      Ownership of International Equity shares will be shown on the books of International Equity's transfer agent. Shares of International Equity will be issued in the manner described in International Equity's then-current prospectus and statement of additional information.

      Any transfer taxes payable upon issuance of shares of International Equity in exchange for shares of Global Balanced in a name other than that of the registered holder of the shares being exchanged on the books of Global Balanced as of that time shall be paid by the person to whom such shares are to be issued as a condition to the registration of such transfer.

      Any reporting responsibility with the Securities and Exchange Commission (the "Commission") or any state securities commission of Equity Funds with respect to Global Balanced is and shall remain the responsibility of Equity Funds up to and including the Effective Date.

      All books and records of Global Balanced, including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder, shall be available to International Equity from and after the Effective Date and shall be turned over to International Equity on or prior to the Effective Date.

      3.   REPRESENTATIONS AND WARRANTIES BY STYLE SELECT.

      Style Select represents and warrants to Equity Funds that:

           (a) ORGANIZATION. Style Select is a corporation duly organized and validly existing under the laws of the State of Maryland. Style Select is registered under the 1940 Act as a non-diversified, open-end management investment company and all of its outstanding Class A and Class B shares have been sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act") (File No. 333-11283).

           (b) AUTHORITY TO ISSUE SHARES. Style Select is duly authorized to issue the Issued Shares hereunder, and each such share will be, upon issuance, duly authorized, validly issued, fully-paid and non-assessable, and will have full voting rights. All of Style Select's issued and outstanding Class A and Class B shares are duly authorized, validly issued, fully-paid and non-assessable, and have full voting rights.

           (c) SECURITIES LAWS. As of the Effective Date, the Issued Shares will be duly qualified for offering to the public in all jurisdictions in which the sale of such shares is required to be qualified to carry out the transactions contemplated hereby, and there are a sufficient number of such Issued Shares registered under the 1933 Act to permit the transfers contemplated by this Agreement to be consummated.

           (d) TRANSACTION PROXY. With respect to the combined proxy statement and prospectus pursuant to which approval of the Global Balanced shareholders to the transactions contemplated hereby will be sought (the "Transaction Proxy"), the information therein regarding Style Select and International Equity will not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

           (e) AUTHORIZATION. Style Select has full power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance of the matters contemplated hereby by Style Select have been duly authorized by its Board of Directors, and approval by its shareholders of the matters contemplated hereby is not required. This Agreement constitutes the valid and binding obligation of Style Select, enforceable against it in accordance with its terms.

           (f) LEGAL PROCEEDINGS. There are no legal, administrative or other proceedings pending or, to the knowledge of Style Select, threatened against Style Select which would materially affect the financial condition of Style Select or the ability of Style Select to consummate the transactions contemplated by this Agreement. Style Select is not charged with or, to the best of its knowledge, threatened with any violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

           (g) NO CONFLICTS. Style Select is not a party to or obligated under any provision of its Articles of Incorporation, By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement.

           (h) SUBCHAPTER M. International Equity satisfies, has satisfied since its inception, will at the Effective Date satisfy, and consummation of the transactions contemplated by this Agreement will not cause it to fail to satisfy for any period, the requirements of Subchapter M of the Code for Federal income taxation as a regulated investment company.

           (i) CURRENT INFORMATION. The statements contained in Style Select's Prospectus dated March 5, 1997 and Statement of Additional Information of even date, at the time such Prospectus and Statement of Additional Information became effective, at the date of the signing of this Agreement, and at the Effective Date did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

           (j) FINANCIAL STATEMENTS. The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of International Equity at April 30, 1997 (unaudited) for the six month period then ended which have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations, changes in net assets and financial highlights of International Equity as of and for the six month period ended on such date, and there are not material known liabilities of International Equity (contingent or otherwise) not disclosed therein;

          (k) MATERIAL ADVERSE CHANGE. Since April 30, 1997, there has not been any material adverse change in International Equity's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by International Equity of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Equity Funds. For the purposes of this paragraph 3(k), a decline in net assets or change in the number of shares outstanding shall not constitute a material adverse change;

           (l) TAX RETURN. At the date hereof and at the Effective Date, all federal and other tax returns and reports of International Equity required by law to have been filed on or before such dates shall have been timely filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or provision shall have been made for the payment thereof, and, to the best of Style Select's knowledge, all federal or other taxes required to be shown on any such return or report have been shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

      4.   REPRESENTATIONS AND WARRANTIES BY EQUITY FUNDS.

      Equity Funds represents and warrants to Style Select that:

           (a) ORGANIZATION. Equity Funds is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts. Equity Funds is registered under the 1940 Act as an open-end management investment company and all the outstanding Class A and Class B shares of its Global Balanced series have been sold pursuant to an effective registration statement filed under the 1933 Act (File No. 33-08021).

           (b) AUTHORITY TO ISSUE SHARES. All of Equity Funds' issued and outstanding shares of its Global Balanced series are duly authorized, validly issued, fully-paid and non-assessable, and have full voting rights.

           (c) TRANSACTION PROXY. The information in the Transaction Proxy regarding Equity Funds and its Global Balanced series will not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

           (d) AUTHORIZATION. Equity Funds has full power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance of the matters contemplated hereby by Equity Funds have been duly authorized by the Board of Trustees of Equity Funds, and subject to approval by the Class A and Class B shareholders of Global Balanced of the matters contemplated hereby, this Agreement constitutes the valid and binding obligation of Equity Funds, enforceable against it in accordance with its terms.

           (e)  LEGAL PROCEEDINGS.   There are no legal, administrative or other
proceedings pending or, to the knowledge of Equity Funds, threatened against Equity Funds which would materially affect the financial condition of Equity Funds or the ability of Equity Funds to consummate the transactions contemplated by this Agreement. Equity Funds is not charged with or, to the best of its knowledge, threatened with any violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

           (f) NO CONFLICTS. Equity Funds is not a party to or obligated under any provision of its Declaration of Trust, By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement.

          (g) SUBCHAPTER M. Global Balanced satisfies, has satisfied since its inception, and will immediately prior to the Effective Date satisfy, the requirements of Subchapter M of the Code.

           (h) CURRENT INFORMATION. The statements contained in Equity Funds' Prospectus dated January 30, 1997 and Statement of Additional Information of even date, at the time such Prospectus and Statement of Additional Information became effective and at the date of the signing of this Agreement, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

           (i) MATERIAL CONTRACTS. All material contracts or other commitments to which Global Balanced, or the properties or assets of Global Balanced, is subject, or by which Global Balanced is bound except this Agreement will be terminated on or prior to the Effective Date without Global Balanced or International Equity incurring any liability or penalty with respect thereto;

           (j) FINANCIAL STATEMENTS. The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of Global Balanced at September 30, 1996 and for the year then ended (copies of which have been furnished to International Equity) have been audited by Price Waterhouse LLP, independent auditors, in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations, changes in net assets and financial highlights of Global Balanced as of and for the period ended on such date, and there are not material known liabilities of Global Balanced (contingent or otherwise) not disclosed therein;

           The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of Global Balanced at March 31, 1997 (unaudited) for the six month period then ended, which have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations, changes in net assets and financial highlights of Global Balanced as of and for the six month period ended on such date, and there are not material known liabilities of Global Balanced (contingent or otherwise) not disclosed therein;

          (k) MATERIAL ADVERSE CHANGE. Since March 31, 1997, there has not been any material adverse change in Global Balanced's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by Global Balanced of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Style Select. For the purposes of this paragraph 4(k), a decline in net assets or change in the number of shares outstanding shall not constitute a material adverse change;

           (l) TAX RETURNS. At the date hereof and at the Effective Date, all federal and other tax returns and reports of Global Balanced required by law to have been filed on or before such dates shall have been timely filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or provision shall have been made for the payment thereof, and, to the best of Equity Funds' knowledge, all federal or other taxes required to be shown on any such return or report have been shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

           (m) MARKETABLE TITLE. At the Effective Date, Equity Funds will have good and marketable title to the assets of Global Balanced to be transferred to International Equity pursuant to Section 1, and full right, power and authority to sell, assign, transfer and deliver such assets hereunder free of any liens, claims, charges or other encumbrances, and, upon delivery and payment for such assets, International Equity will acquire good and marketable title thereto;

      5.   COVENANTS OF STYLE SELECT AND EQUITY FUNDS.

           (a) REGISTRATION STATEMENT. Style Select will as promptly as practicable file with the Commission a Registration Statement on Form N-14 under the 1933 Act (the "Registration Statement") relating to the Issued Shares, including the Transaction Proxy, and will use its best efforts to ensure that such Registration Statement becomes effective as promptly as practicable. At the time such Registration Statement becomes effective, it will comply in all material respects with the applicable provisions of the 1933 Act, the 1940 Act and the Securities Exchange Act of 1934, and rules and regulations promulgated thereunder.

           (b) REVIEW. Each party will give the other a reasonable opportunity to review and comment upon all reports, notices, registration statements, proxy statements and other material relating to any aspect of this Agreement or the transactions contemplated hereunder filed by such party with the Commission or with any other federal, state or local authority or to be distributed to shareholders of such party.

          (c) INDEMNIFICATION. Each party will indemnify and hold harmless the other and its trustees, directors, officers, employees and agents from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and reasonable counsel fees and expenses incurred in connection therewith) that arise out of or are based upon statements or omissions in the Transaction Proxy or the Registration Statement made in reliance upon and in conformity with written information furnished by such party or its affiliates.

           (d) COOPERATION. Each party will cooperate with the other in executing such documents and taking such actions, before and after the Effective Date, as may be reasonably necessary to effect the transactions contemplated hereby.

           (e) OPERATION OF BUSINESS. Equity Funds, with respect to Global Balanced, and Style Select, with respect to International Equity, each covenants to operate its respective business in the ordinary course between the date hereof and the Effective Date, it being understood that the ordinary course of business will include declaring and paying customary dividends and other distributions and such changes in operations as are contemplated by the normal operations of the Funds, except as may otherwise be required by paragraph 6(i) hereof.

           (f) MEETING OF SHAREHOLDERS. Equity Funds covenants to call a meeting of the shareholders of Global Balanced to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby (including the determinations of its Trustees as set forth in Rule 17a-8(a) under the 1940 Act).

      6. CONDITIONS PRECEDENT. The obligations of Equity Funds and Style Select to effectuate the Sale hereunder shall be subject to the satisfaction of each of the following conditions:

           (a) CONSENTS. Such authority, including "no-action" letters and orders from the Commission, if any, as may be determined by the Board of Directors/Trustees of Style Select and Equity Funds, to be necessary and appropriate to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

           (b) NO PROCEEDINGS. The Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act, and no other action, suit or other proceeding shall be threatened or pending before any court or governmental agency which seeks to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

           (c) REGISTRATION STATEMENT. Style Select shall have filed with the Commission the Registration Statement and the Commission shall have declared effective such Registration Statement and such effectiveness shall not have been withdrawn, suspended or terminated and no proceeding for that purpose shall have been initiated or threatened by the Commission.

           (d) TAX OPINION. Prior to the Effective Date, in the event that Shereff, Friedman, Hoffman & Goodman, LLP, counsel to Equity Funds, determines, based upon facts and circumstances then existing, that the Sale will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, then such firm shall deliver an opinion to Equity Funds and Style Select (or shall obtain a private letter ruling from the Internal Revenue Service) to the effect that:

    I. The Sale as provided for herein will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code;

    II. Global Balanced and International Equity will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

    III. Pursuant to Sections 361(a) and 357(a) of the Code, no gain or loss will be recognized to Global Balanced as a result of the transfer of its assets to and the assumption of its liabilities by International Equity as a result of the Sale;

    IV. Pursuant to Section 1032(a) of the Code, no gain or loss will be recognized to International Equity upon its acquisition of Global Balanced's assets solely in exchange for the Issued Shares and the assumption of Global Balanced's liabilities;

    V. Pursuant to Section 362(b) of the Code, the basis of the assets of Global Balanced acquired by International Equity will be the same as the basis of such assets when held by Global Balanced immediately prior to the exchange;

    VI. Pursuant to Section 1223(2) of the Code, the holding period of the assets of Global Balanced when held by International Equity will include the period during which such assets were held by Global Balanced;

    VII. Pursuant to Section 354(a)(1) of the Code, no gain or loss will be recognized to a shareholder of Global Balanced upon the exchange of his or her Exchanged Shares for Issued Shares, including fractional Issued Shares of the same class;

    VIII. Pursuant to Section 358(a)(1) of the Code, the basis of the Issued Shares received by former Global Balanced Class A and Class B shareholders will be the same as the basis of the Exchanged Shares surrendered in exchange therefor; and

    IX. Pursuant to Section 1223(1) of the Code, the holding period for Issued Shares received by Class A and Class B shareholders of Global Balanced in exchange for the Exchanged Shares will include the period during which such shareholders held the Exchanged Shares (provided the Exchanged Shares were held as capital assets as of the Effective Date).

           (e) BLUE SKY. The Issued Shares shall have been duly qualified for offering to the public in such states of the United States, and the District of Columbia (except where such qualifications are not required) so as to permit the transfers contemplated by this Agreement to be consummated.

           (f) SHAREHOLDER APPROVAL. A resolution approving this Agreement and the Sale contemplated hereby shall have been adopted by vote of the shareholders of Global Balanced at an annual or special meeting of shareholders.

           (g) AUTHORIZATION OF ISSUED SHARES. The Board of Directors of Style Select shall have authorized the issuance by Style Select of the Issued Shares at the Effective Date in exchange for the assets of Global Balanced pursuant to the terms and provisions of this Agreement.

           (h) ACCURACY. All the representations and warranties of the other party contained herein shall be true and correct as of the Effective Date with the same effect as though made as of and at the Effective Date.

          (i) DISTRIBUTIONS. Global Balanced shall have made a distribution or distributions prior to the Effective Date which, together with all previous distributions, shall have the effect of distributing to its Class A and Class B shareholders all of its net investment income and capital gains for the period from the close of its last fiscal year to the close of business on the Effective Date and any undistributed amounts thereof from the last fiscal year.

      7.   EFFECTIVE DATE.  Subject to the satisfaction of the provisions of
Section 6 hereof, the exchange of the business, assets and liabilities of Global Balanced for Issued Shares shall be effective as of 5:30 p.m., New York time, on September 12, 1997 or at such other time and date as fixed by the mutual consent of the parties (the "Effective Date").

      8.   BROKERAGE FEES AND EXPENSES.

           (a) BROKERS. Style Select and Global Balanced each represents and warrants to the other that there are no brokers or finders entitled to receive any payments from it in connection with the transactions provided for herein.

           (b) EXPENSES. Each party shall bear its respective costs and expenses incurred in connection with the Sale.

      9. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Directors/Trustees of either party notwithstanding approval thereof by the shareholders of Global Balanced, at any time prior to the Effective Date, if circumstances should develop that, in the opinion of the Board of Trustees of Equity Funds or the Board of Directors of Style Select, make proceeding with the Agreement inadvisable.

      10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflicts of law, except insofar as provisions hereof are governed by the 1940 Act.

      11. ASSIGNMENT. The Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as specifically provided herein, no assignment hereof or of any rights or obligations hereunder shall be made without the prior written consent of the other party.

     12. NO LIABILITY OF SHAREHOLDERS OR TRUSTEES OF EQUITY FUNDS; AGREEMENT AN OBLIGATION ONLY OF GLOBAL BALANCED, AND ENFORCEABLE ONLY AGAINST ASSETS OF GLOBAL BALANCED.

      The name "SunAmerica Equity Funds" is the designation of the Trustees from time to time acting under an Amended and Restated Declaration of Trust dated September 24, 1993, as the same may be from time to time amended, and the name "Global Balanced Fund" is the designation of a portfolio of the assets of Equity Funds. Style Select, on behalf of International Equity, acknowledges that it must look, and agrees that it shall look, solely to the assets of Global Balanced for the enforcement of any claims arising out of or based on the obligations of Global Balanced hereunder, and with respect to obligations relating to Global Balanced, only to the assets of Global Balanced, and in particular that (i) neither the Trustees, officers, agents or shareholders of Equity Funds assume or shall have any personal liability for obligations of Global Balanced hereunder, and (ii) none of the assets of Equity Funds other than the portfolio assets of Global Balanced may be resorted to for the enforcement of any claim based on the obligations of Global Balanced hereunder.

      13. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may be amended only by mutual consent of the parties in writing.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President and attested by its Secretary as of the date first above written.

                                                 SUNAMERICA EQUITY FUNDS
                                                (SunAmerica Global Balanced)
Attest:

                                                 By:
---------------------                               ----------------------------
Robert M. Zakem                                     Peter A. Harbeck
Secretary                                           President


                                                       STYLE SELECT SERIES, INC.

Attest:

                                                 By:
---------------------                               ----------------------------
Robert M. Zakem                                     Peter A. Harbeck
Secretary                                           President